UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, the Compensation Committee of the Board of Directors of Vishay Intertechnology, Inc. (the "Company") approved certain amendments (the "Amendments") to long-term equity incentive awards granted to Mr. Marc Zandman, Dr. Gerald Paul, and Ms. Lori Lipcaman in 2011 (the "2011 Awards") pursuant to the Company's 2007 Stock Incentive Program, as amended.  The 2011 Awards included performance-based restricted stock units ("PBRSUs").  Pursuant to their original terms, the PBRSUs would vest on January 1, 2014 only if  all of the associated performance criteria were met for the three-year period ending December 31, 2013.  Pursuant to the Amendments, 75% of the PBRSUs of each of Mr. Zandman, Dr. Paul and Ms. Lipcaman vested effective December 5, 2013, in the numbers set forth below, in light of the Committee's assessment that  the performance criteria will be achieved in substantial part by December 31, 2013.

Name	Position Held	PBRSUs Vested
Mr. Marc Zandman	Executive Chairman of the Board, Chief Business Development Officer, and President - Vishay Israel Ltd	29,096
Dr. Gerald Paul	President and Chief Executive Officer	63,228
Ms. Lori Lipcaman	Executive Vice President and Chief Financial Officer	5,986

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2013

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer